Exhibit (b)(3)
Execution Version

ACCOUNT CONTROL AGREEMENT

Account Control Agreement (the “Agreement”) dated as of November 9, 2012 by and among Merrill Lynch Professional Clearing Corp., as agent for the BofAML Entities (as defined in the Customer Account Agreement referenced below) (in such capacity, “Secured Party”), Advent Claymore Convertible Securities and Income Fund (“Pledgor”), and The Bank of New York Mellon (the “Custodian”).

WHEREAS, Pledgor will from time to time pledge certain collateral (the “Posted Collateral”) to Secured Party to secure Pledgor’s obligations under the Customer Account Agreement (the “Customer Account Agreement”) and the Margin Loan Agreement (the “Loan Agreement”), each dated as of the date hereof (collectively, the “Transaction Documents”), between Secured Party and Pledgor, and Pledgor will grant to Secured Party a security interest in the Posted Collateral;

WHEREAS, pursuant to a certain custodian agreement between the Custodian and Pledgor (the “Custodian Agreement”), the Custodian shall act as custodian of certain assets of Pledgor and has established account No. 250734 in the name of Pledgor, styled as “Merrill Lynch Professional Clearing Corp., as pledgee of Advent Claymore Convertible Securities and Income Fund” (the "Account"), to which it will credit the Posted Collateral; and

WHEREAS, Secured Party, Pledgor and the Custodian are entering into this Agreement to provide for the control of the Posted Collateral in the Account and to perfect the security interest of Secured Party in such Posted Collateral.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, it is agreed as follows:

1.
Definitions; Inconsistency: Unless otherwise defined herein, capitalized terms will have the meaning specified in the Transaction Documents. In the event of any inconsistency between this Agreement and the Transaction Documents or the Custodian Agreement, this Agreement will prevail.

2.	[Reserved.]

3.
Maintenance of the Account; Compensation: The Custodian will maintain the Account separate from any other account maintained under the Custodian Agreement and will segregate the Posted Collateral on its books and records from the other assets of Pledgor. The Custodian will be compensated by Pledgor for services rendered hereunder in accordance with the Custodian Agreement and Secured Party will not be liable for any fees or expenses with respect to the Account.  Pledgor shall reimburse Custodian for all costs associated with transfers of Posted Collateral to Custodian and records kept in connection with this Agreement.  Pledgor shall also reimburse Custodian for reasonable out-of-pocket expenses which are a normal incident of the services provided hereunder.

4.	Control; Priority of Lien:

(a)
The Custodian hereby acknowledges the security interest granted to Secured Party by Pledgor.  Pledgor hereby authorizes the Custodian to comply, and the Custodian hereby agrees to comply, with  (i) all “entitlement orders” with respect to the Account or Posted

Collateral (as defined in Section 8-102(a)(8) of the Uniform Commercial Code as in effect from time to time in the State of New York (“NYUCC”)) and (ii) all instructions directing disposition of funds in the Account or the Posted Collateral, in each case, originated by Secured Party at any time without further consent by Pledgor or any other person.  The Custodian agrees that it will not act on entitlement orders or other instructions originated by Pledgor or any other person, other than Secured Party. The parties to this Agreement acknowledge and agree that (i) pursuant to the Custodian Agreement, Pledgor has granted certain security interest and set-off rights with respect to assets in the Account to Custodian to secure Custodian’s fees, charges and expenses (the liens securing the fees, charges and expenses with respect to the Account, the “Permitted Liens”), (ii) such Permitted Liens are hereby permitted and continue in full force and effect and (iii) the Custodian hereby agrees to subordinate all liens, encumbrances, claims and rights of setoff (the “Subordinated Liens”) it may have now or hereafter acquire against the Account or any financial asset carried in the Account or any free credit balance (including cash) in the Account, other than the Permitted Liens, to any security interest or other rights Secured Party has in the assets in the Account pursuant to the Transaction Documents, and agrees that it will not enforce any Subordinated Lien until the termination of the Transaction Documents and payment in full of all obligations of Pledgor thereunder.

(b)	Custodian agrees that it will not make any advances against any Posted Collateral.

(c)	The Custodian makes no representation or warranties with respect to the creation or enforceability of any security interest in the Posted Collateral.

(d)
The Custodian, except for the claims and interests of Secured Party and Pledgor in the Account, and the rights of the Custodian in accordance with Section 4(a) above, as of the date hereof, (i) does not know of any liens, claims, security interests and encumbrances on the Account or the Posted Collateral; and (ii) has not entered into, and will not enter into, any agreement with any third party pursuant to which the Custodian has agreed, or will agree, to comply with entitlement orders or other instructions from that third party with respect to the Account or the Posted Collateral.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any portion of the Posted Collateral, the Custodian shall use commercially reasonable efforts to notify Secured Party and Pledgor as promptly as practicable under the circumstances.

(e)
Secured Party hereby covenants, for the benefit of Pledgor, that Secured Party will not originate entitlement orders concerning the Account, other than to instruct the Custodian to deliver or otherwise transfer some or all of the Posted Collateral to another account of, or as otherwise requested by, Pledgor in accordance with the Transaction Documents, unless: (i) an Event of Default (as defined in either Transaction Document) has occurred under either Transaction Document or (ii) such instruction is given pursuant to Section 2(E) of the Customer Account Agreement or Section 2.10(d) of the Loan Agreement.  The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between the Custodian and Secured Party, to originate entitlement orders or other instructions with respect to the Account or in the Custodian’s obligation to comply with those entitlement orders or instructions.

5.	Distributions: Upon receipt of any interest or dividends in cash with respect to Posted Collateral, the Custodian will transfer such distribution to the Account no later than the next business day.

6.	[Reserved.]

7.
Final Returns: Upon the termination of the Transaction Documents and payment in full of all obligations of Pledgor thereunder, Pledgor may request Secured Party to instruct the Custodian to transfer all assets held in the Account to another account of Pledgor identified in such request.  The Custodian will effect such transfer as soon as reasonably practicable after receiving Secured Party’s instructions.

8.
Status under the NYUCC: The Account established and maintained pursuant to this Agreement is one account bearing one account number and shall be characterized as constituting: (a) a “securities account” with respect to all Posted Collateral consisting of securities and other financial assets deposited in the Account, as to which Pledgor is the entitlement holder, and that all Posted Collateral deposited in the Account will constitute financial assets; and (b) a “deposit account” with respect to Posted Collateral in the form of cash deposited in or credited to the Account. For purposes of this Agreement, the term “Account” shall mean, collectively, the “securities account” and the “deposit account” as described in the preceding sentence, including any successor or substitute accounts or any subaccounts.  For the avoidance of doubt, Custodian represents to the Secured Party and Pledgor that the “securities account” and “deposit account” constitute components of the Account and that neither the “securities account” nor the “deposit account” shall be assigned a distinct account number or other unique identifier separate from the main Account and the lack of such number or identifier will not impact the characteristics of the Account under the NYUCC.  Secured Party, Pledgor and the Custodian agree that the Custodian is acting as a securities intermediary with respect to such “securities account” and a bank with respect to such “deposit account” and that the State of New York shall be the jurisdiction of the Custodian for purposes of Articles 8 and 9 of the NY UCC, including without limitation Sections 8-110, 9-304 and 9-305 of the NYUCC. As used herein, the terms “bank”, “deposit account”, “securities intermediary”, “securities account”, “entitlement holder” and “financial assets” have the same meanings as in Sections 8-102, 8-501, and 9.102 of the NYUCC.

9.
Reliance on Instructions: The Custodian will be entitled to rely on any written instructions received via S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with this Agreement and which Custodian reasonably believes to be delivered by any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give written instructions on behalf of Secured Party or Pledgor, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person (“Authorized Person”).  If Custodian receives written instructions which appear on their face to have been transmitted via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, Secured Party and Pledgor each understands and agrees that Custodian cannot determine the identity of the actual sender of such written instructions and that Custodian shall conclusively presume that such written instructions have been sent by an Authorized Person.  Secured Party and Pledgor shall be responsible for ensuring that only its Authorized Persons transmit such written instructions to Custodian and that all of its Authorized Persons treat applicable user and authorization codes, passwords and/or authentication keys with extreme care. Custodian shall not be required to verify the occurrence of an Event of Default, or whether the type or amount of any investment property transferred to the Account from time to time comply with Pledgor’s obligations under the Transaction Documents.

10.	Responsibility of Custodian:

(a)
The Custodian will not be liable for the acts or omissions of the other parties to this Agreement.  As between the Custodian and Pledgor, the terms of the Custodian Agreement will apply with respect to any losses or liabilities of such parties arising out of the Transaction Documents or this Agreement.  As between the Custodian and Secured Party, the Custodian will not be liable for any act or omission taken by the Custodian in good faith and without negligence or willful misconduct on its part.  In no event will the Custodian be responsible for the acts or omissions of any securities depository or clearing corporation utilized by it in connection with this Agreement.

(b)
Secured Party hereby agrees to indemnify and hold harmless the Custodian from and against any loss, expense, damage, liability or claim (including attorney’s fees) which may be suffered or incurred or asserted against Custodian by reason of or as a result of the Custodian complying with any entitlement order or instruction originated by Secured Party, except as may be caused by the Custodian’s negligence, willful misconduct, or breach of this Agreement. This indemnity shall be a continuing obligation of Secured Party and its successors and assigns, notwithstanding the termination of this Agreement.

(c)	In no event shall the Pledgor, Custodian or Secured Party be liable for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement.

(d)
Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for, any losses incurred by Pledgor, Secured Party or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Posted Collateral which otherwise is not freely transferable or deliverable without encumbrance in any relevant market.

11.
Statements; Other Communications: The Custodian will provide to Secured Party and Pledgor a monthly statement of the Posted Collateral and a periodic statement when there is any movement of assets into or out of the Account.  Each of Pledgor and Secured Party may elect to receive advices and statements electronically through the Internet to an email address specified by it for such purpose.  By electing to use the Internet for this purpose, each of Pledgor and Secured Party acknowledges that such transmissions are not encrypted and therefore are insecure.  Each of Pledgor and Secured Party further acknowledges that there are other risks inherent in communicating through the Internet such as the possibility of virus contamination and disruptions in service, and agrees that Custodian shall not be responsible for any loss, damage or expense suffered or incurred by Pledgor, Secured Party, or any person claiming by or through Pledgor or Secured Party as a result of the use of such methods.  Statements pursuant to this Paragraph 11 and any other communications required or permitted under this Agreement will be sent to the addresses set forth below:

If to Secured Party, to:

Bank of America Merrill Lynch
One Bryant Park, 6th Floor
New York, NY 10036
Attn: Shawn Weston
Telephone No.: 646-743-1214
Email Address: shawn.weston@baml.com

with a copy to:

Office of General Counsel
Bank of America Merrill Lynch
50 Rockefeller Plaza, 12th Floor
New York, NY 10020
Attention: Todd Ransom
Phone No.: (646) 855-4196
Email Address: robert.ransom@bankofamerica.com

If to Pledgor, to:

c/o Advent Capital Management LLC
1271 Avenue of the Americas
New York,  NY 10020
Attention:  Bob White, CFO
Facsimile No.:  212-480-9655
Telephone No.:  212-482-1600

With copies to:

c/o Advent Capital Management LLC
1271 Avenue of the Americas
New York,  NY 10020
Attention:  General Counsel
Facsimile No.:  212-480-9655
Telephone No.:  212-482-1600

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10029
Attention: Rossie Turman
Facsimile No.: 917-777-2748
Telephone No.: 212-735-2748
Email Address: Rossie.Turman@skadden.com

If to Custodian, to:

The Bank of New York
Global Fund Services
One Wall Street – 25th Floor
New York, NY 10286
Attention: Timothy Driscoll
Facsimile No.:  212.635.6389
Telephone No.: 212-635-8641
Email: Timothy.Driscoll@bnymellon.com

Secured Party and Pledgor each acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Written Instructions to Custodian and that there may be more secure methods of transmitting Written Instructions than the method(s) selected by it.  Secured Party and Pledgor each agrees that the security procedures (if any) to be followed in connection with its transmission of Written Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

If Secured Party or Pledgor elects to transmit Written Instructions through an on-line communication system offered by Custodian, its use thereof shall be subject to the Terms and Conditions attached hereto as Appendix I.  If Secured Party or Pledgor elects (with Custodian’s prior consent) to transmit Written Instructions through an on-line communications service owned or operated by a third party, it agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

12.
Amendment; Assignment: No amendment or modification of this Agreement will be effective unless it is in writing and signed by each of the parties hereto.  This Agreement may not be assigned without the prior written consent of the parties, except such consent shall not be required for an assignment pursuant to a merger or consolidation between any of Pledgor, Advent Claymore Convertible Securities and Income Fund II or Advent Claymore Enhanced Growth & Income Fund, provided that the surviving entity shall assume Pledgor’s obligations under this Agreement.

13.
Termination: This Agreement shall continue in effect until Secured Party has notified the Custodian in writing that this Agreement is to be terminated.  Upon receipt of such notice, Secured Party shall have no further right to originate entitlement orders concerning the Account and Pledgor shall be entitled to originate entitlement orders concerning the Account for any purpose and without limitation except as may be provided in the Custodian Agreement.

14.
Force Majeure.  Neither the Pledgor, Custodian nor Secured Party shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation.

15.
Governing Law: This Agreement will be governed by and construed in accordance with the laws of the State of New York.  The State of New York shall be deemed to be the location of the Custodian.  THE PARTIES HERETO HEREBY CONSENT TO THE EXCLUSIVE JURISDICTION OF A STATE OR FEDERAL COURT SITUATED IN NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER.  THE PARTIES HERETO IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

16.
Pricing Services.  The Custodian may, as an accommodation, provide pricing or other information services to Secured Party and Pledgor in connection with this Agreement, and may utilize any vendor (including securities brokers and dealers) believed by it to be reliable to provide such information.  Under no circumstances shall the Custodian be liable for any loss, damage or expense suffered or incurred by Secured Party or Pledgor as a result of errors or omissions with respect to any pricing or other information provided by the Custodian hereunder.

17.
No Implied Duties.  The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement, and no covenant or obligation shall be implied against the Custodian in connection with this Agreement.

18.
Advice of Counsel.  Custodian may, with respect to questions of law, obtain the advice of counsel and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice, provided that, notwithstanding any advice to the contrary, any action taken by the Custodian must be consistent with its rights and responsibilities under this Agreement.

19.
No Responsibility Concerning Transaction Documents.  The parties agree that, notwithstanding references to the Transaction Documents in this Agreement, the Custodian has no interest in, and no duty, responsibility or obligation with respect to, the Transaction Documents (including without limitation, no duty, responsibility or obligation to monitor each party’s respective compliance with the Transaction Documents or to know the terms of the Transaction Documents).

20.
Certificates of Authorized Persons.  Secured Party and Pledgor agree to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons.  Until such new Certificate is received, Custodian shall be fully protected in acting upon Written Instructions of such present Authorized Persons.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or duly authorized representatives as of the date first above written.

MERRILL LYNCH PROFESSIONAL CLEARING CORP., as agent for the BofAML Entities (“Secured Party”)		ADVENT CLAYMORE CONVERTIBLE SECURITIES AND INCOME FUND (“Pledgor”)

By:	/s/ Authorized Signatory	By:	/s/ Authorized Signatory
Name:		Name:
Title:		Title:

THE BANK OF NEW YORK MELLON (the “Custodian”)

		By:	/s/ Authorized Signatory
Name:
Title:

Signature Page to AVK Control Agreement (Margin Loan)

APPENDIX I

ELECTRONIC SERVICES TERMS AND CONDITIONS

1.     License; Use. (a) This Appendix I shall govern each of Pledgor’s and Secured Party’s (each is hereinafter referred to as a “Customer”) use of electronic communications, information delivery, portfolio management and banking services, that The Bank of New York Mellon and its affiliates (“BNYM”) may provide to Customer, such as The Bank of New York Mellon Inform ™ and The Bank of New York Mellon CA$H-Register Plus®, and any computer software, proprietary data and documentation provided by BNYM to Customer in connection therewith (collectively, the “Electronic Services”). In the event of any conflict between the terms of this Appendix I and the main body of this Agreement with respect to Customer’s use of the Electronic Services, the terms of this Appendix I shall control, except that, with respect to any questions regarding standard of care and indemnification of BNYM, the provisions of the main body of the Agreement shall control.

(b)  BNYM grants to Customer a personal, nontransferable and nonexclusive license to use the Electronic Services to which Customer subscribes solely for the purpose of transmitting instructions and information (“Written Instructions”), obtaining reports, analyses and statements and other information and data, making inquiries and otherwise communicating with BNYM in connection with the Customer’s relationship with BNYM.  Customer shall use the Electronic Services solely for its own internal and proper business purposes and not in the operation of a service bureau.  Except as set forth herein, no license or right of any kind is granted to Customer with respect to the Electronic Services.  Customer acknowledges that BNYM and its suppliers retain and have title and exclusive proprietary rights to the Electronic Services, including any trade secrets or other ideas, concepts, know-how, methodologies, and information incorporated therein and the exclusive rights to any copyrights, trade dress, look and feel, trademarks and patents (including registrations and applications for registration of either), and other legal protections available in respect thereof.  Customer further acknowledges that all or a part of the Electronic Services may be copyrighted or trademarked (or a registration or claim made therefor) by BNYM or its suppliers.  Customer shall not take any action with respect to the Electronic Services inconsistent with the foregoing acknowledgments, nor shall Customer attempt to decompile, reverse engineer or modify the Electronic Services.  Customer may not copy, distribute, sell, lease or provide, directly or indirectly, the Electronic Services or any portion thereof to any other person or entity without BNYM’s prior written consent.  Customer may not remove any statutory copyright notice or other notice included in the Electronic Services.  Customer shall reproduce any such notice on any reproduction of any portion of the Electronic Services and shall add any statutory copyright notice or other notice upon BNYM’s request.

(c)  Portions of the Electronic Services may contain, deliver or rely on data supplied by third parties (“Third Party Data”), such as pricing data and indicative data, and services supplied by third parties (“Third Party Services”) such as analytic and accounting services.  Third Party Data and Third Party Services supplied hereunder are obtained from sources that BNYM believes to be reliable but are provided without any independent investigation by BNYM.  BNYM and its suppliers do not represent or warrant that the Third Party Data or Third Party Services are correct, complete or current.  Third Party Data and Third Party Services are proprietary to their suppliers, are provided solely for Customer’s internal use, and may not be reused, disseminated or redistributed in any form.  Customer shall not use any Third Party Data in any manner that would act as a substitute for obtaining a license for the data directly from the supplier.  Third Party Data and Third Party Services should not be used in making any investment decision.  BNYM AND ITS SUPPLIERS ARE NOT RESPONSIBLE FOR ANY RESULTS OBTAINED FROM THE USE OF OR RELIANCE UPON THIRD PARTY DATA OR THIRD PARTY SERVICES.  BNYM’s suppliers of Third Party Data and Services are intended third party beneficiaries of this Section 1(c) and Section 5 below.

(d)  Customer understands and agrees that any links in the Electronic Services to Internet sites may be to sites sponsored and maintained by third parties.  BNYM make no guarantees, representations or warranties concerning the information contained in any third party site (including without limitation that such information is correct, current, complete or free of viruses or other contamination), or any products or services sold through third party sites.  All such links to third party Internet sites are provided solely as a convenience to Customer and Customer accesses and uses such sites at its own risk.  A link in the Electronic Services to a third party site does not constitute BNYM’s endorsement, authorisation or sponsorship of such site or any products and services available from such site.

2.     Equipment.  Customer shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize and obtain access to the Electronic Services, and BNYM shall not be responsible for the reliability or availability of any such equipment or services.

3.     Proprietary Information.  The Electronic Services, and any proprietary data (including Third Party Data), processes, software, information and documentation made available to Customer (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of BNYM or its suppliers.  However, for the avoidance of doubt, reports generated by Customer containing information relating to its account(s) (except for Third Party Data contained therein) are not deemed to be within the meaning of the term “Information.”  Customer shall keep the Information confidential by using the same care and discretion that Customer uses with respect to its own confidential property and trade secrets, but not less than reasonable care.  Upon termination of the Agreement or the licenses granted herein for any reason, Customer shall return to BNYM any and all copies of the Information which are in its possession or under its control (except that Customer may retain reports containing Third Party Data, provided that such Third Party Data remains subject to the provisions of this Appendix).  The provisions of this Section 3 shall not affect the copyright status of any of the Information which may be copyrighted and shall apply to all information whether or not copyrighted.

4.     Modifications.  BNYM reserves the right to modify the Electronic Services from time to time.  Customer agrees not to modify or attempt to modify the Electronic Services without BNYM's prior written consent.  Customer acknowledges that any modifications to the Electronic Services, whether by Customer or BNYM and whether with or without BNYM's consent, shall become the property of BNYM.

5.     NO REPRESENTATIONS OR WARRANTIES; LIMITATION OF LIABILITY.  BNYM AND ITS MANUFACTURERS AND SUPPLIERS MAKE NO WARRANTIES OR REPRESENTATIONS WITH RESPECT TO THE ELECTRONIC SERVICES OR ANY THIRD PARTY DATA OR THIRD PARTY SERVICES, EXPRESS OR IMPLIED, IN FACT OR IN LAW,

Appendix I to AVK Control Agreement

INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.  CUSTOMER ACKNOWLEDGES THAT THE ELECTRONIC SERVICES, THIRD PARTY DATA AND THIRD PARTY SERVICES ARE PROVIDED “AS IS.”  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT SPECIAL, OR CONSEQUENTIAL, WHICH CUSTOMER MAY INCUR IN CONNECTION WITH THE ELECTRONIC SERVICES, THIRD PARTY DATA OR THIRD PARTY SERVICES, EVEN IF BNYM OR SUCH SUPPLIER KNEW OF THE POSSIBILITY OF SUCH DAMAGES, UNLESS SUCH DAMAGES ARE THE DIRECT RESULT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BNYM OR SUCH SUPPLIER.  IN NO EVENT SHALL BNYM OR ANY SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND THEIR REASONABLE CONTROL.

6.     Security; Reliance; Unauthorized Use; Funds Transfers. BNYM will establish security procedures to be followed in connection with the use of the Electronic Services, and Customer agrees to comply with the security procedures.  Customer understands and agrees that the security procedures are intended to determine whether instructions received by BNYM through the Electronic Services are authorized but are not (unless otherwise specified in writing) intended to detect any errors contained in such instructions.  Customer will cause all persons utilizing the Electronic Services to treat any user and authorization codes, passwords, authentication keys and other security devices with the highest degree of care and confidentiality.  Upon termination of Customer’s use of the Electronic Services, Customer shall return to BNYM any security devices (e.g., token cards) provided by BNYM.  BNYM is hereby irrevocably authorized to comply with and rely upon on Written Instructions and other communications, whether or not authorized, received by it through the Electronic Services.  Customer acknowledges that it has sole responsibility for ensuring that only Authorized Persons use the Electronic Services and that to the fullest extent permitted by applicable law BNYM shall not be responsible nor liable for any unauthorized use thereof or for any losses sustained by Customer arising from or in connection with the use of the Electronic Services or BNYM’s reliance upon and compliance with Written Instructions and other communications received through the Electronic Services.  With respect to instructions for a transfer of funds issued through the Electronic Services, when instructed to credit or pay a party by both name and a unique numeric or alpha-numeric identifier (e.g. ABA number or account number), the BNYM, its affiliates, and any other bank participating in the funds transfer, may rely solely on the unique identifier, even if it identifies a party different than the party named.  Such reliance on a unique identifier shall apply to beneficiaries named in such instructions as well as any financial institution which is designated in such instructions to act as an intermediary in a funds transfer.  It is understood and agreed that unless otherwise specifically provided herein, and to the extent permitted by applicable law, the parties hereto shall be bound by the rules of any funds transfer system utilized to effect a funds transfer hereunder.

7.     Acknowledgments.  BNYM shall acknowledge through the Electronic Services its receipt of each Written Instruction communicated through the Electronic Services, and in the absence of such acknowledgment BNYM shall not be liable for any failure to act in accordance with such Written Instruction and Customer may not claim that such Written Instruction was received by BNYM.  BNYM may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by BNYM in sufficient time for BNYM to act upon, or in accordance with such instructions or communications.

8.      Viruses.  Customer agrees to use reasonable efforts to prevent the transmission through the Electronic Services of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Electronic Services.

9.      Encryption.  Customer acknowledges and agrees that encryption may not be available for every communication through the Electronic Services, or for all data.  Customer agrees that BNYM may deactivate any encryption features at any time, without notice or liability to Customer, for the purpose of maintaining, repairing or troubleshooting its systems.

10.   On-Line Inquiry and Modification of Records. In connection with Customer’s use of the Electronic Services, BNYM may, at Customer’s request, permit Customer to enter data directly into a BNYM database for the purpose of modifying certain information maintained by BNYM’s systems, including, but not limited to, change of address information.  To the extent that Customer is granted such access, Customer agrees to indemnify and hold BNYM harmless from all loss, liability, cost, damage and expense (including attorney’s fees and expenses) to which BNYM may be subjected or which may be incurred in connection with any claim which may arise out of or as a result of changes to BNYM database records initiated by Customer.

11.   Agents.   Customer may, on advance written notice to the BNYM, permit its agents and contractors (“Agents”) to access and use the Electronic Services on Customer’s behalf, except that the BNYM reserves the right to prohibit Customer’s use of any particular Agent for any reason.  Customer shall require its Agent(s) to agree in writing to be bound by the terms of the Agreement, and Customer shall be liable and responsible for any act or omission of such Agent in the same manner, and to the same extent, as though such act or omission were that of Customer.  Each submission of a Written Instruction or other communication by the Agent through the Electronic Services shall constitute a representation and warranty by the Customer that the Agent continues to be duly authorized by the Customer to so act on its behalf and the BNYM may rely on the representations and warranties made herein in complying with such Written Instruction or communication.  Any Written Instruction or other communication through the Electronic Services by an Agent shall be deemed that of Customer, and Customer shall be bound thereby whether or not authorized. Customer may, subject to the terms of this Agreement and upon advance written notice to the Bank, provide a copy of the Electronic Service user manuals to its Agent if the Agent requires such copies to use the Electronic Services on Customer’s behalf.  Upon cessation of any such Agent's services, Customer shall promptly terminate such Agent’s access to the Electronic Services, retrieve from the Agent any copies of the manuals and destroy them, and retrieve from the Agent any token cards or other security devices provided by BNYM and return them to BNYM.

Appendix I to AVK Control Agreement